Exhibit 99.4

LITHIA MOTORS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL INFORMATION

The unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition by Lithia Motors, Inc. (“Lithia”) of DCH Auto Group (USA), Inc. (“DCH”) on October 1, 2014. The unaudited pro forma combined condensed financial statements were prepared using the purchase method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 805 "Business Combinations" and with the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet as of June 30, 2014 reflects the acquisition as if it had been completed on June 30, 2014.

The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 illustrate the effect of the acquisition of DCH as if it had occurred on January 1, 2013. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2014 combines the historical unaudited statement of operations of Lithia for the six months ended June 30, 2014 and DCH's historical unaudited statement of operations for the six months ended June 30, 2014. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2013 combines the historical audited statement of operations of Lithia for the year ended December 31, 2013 and DCH’s historical audited statements of operations for the year ended December 31, 2013.

The pro forma combined condensed balance sheet and statement of operations were adjusted to reflect certain reclassification adjustments to conform DCH's presentation to Lithia’s presentation. Refer to Note 3 for a description of these reclassification adjustments.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Lithia Annual Report on Form 10-K for the year ended December 31, 2013 and the Lithia Quarterly Report on Form 10-Q for the period ended June 30, 2014 as well as the historical consolidated financial statements and accompanying notes for DCH contained in Exhibits 99.2, and 99.3 included with Lithia’s current report on Form 8-K/A dated October 1, 2014.

The unaudited pro forma combined condensed financial information is presented based on the assumptions and adjustments described in the accompanying notes that we believe are reasonable. The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) for the purposes of the pro forma combined condensed statements of operations, expected to have a continuing impact on the combined results of Lithia. In addition, certain non-recurring expenses expected to be incurred within the first twelve months after the acquisition are also not reflected in the pro forma statements. The unaudited pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

LITHIA MOTORS, INC. AND SUBSIDIARIES

Pro Forma Combined Condensed Balance Sheet

As of June 30, 2014

(In thousands)

(Unaudited)

		DCH Auto Group	Pro Forma
	Lithia	(USA), Inc.	Adjustments		Pro Forma
	Motors, Inc.	(Note3)	(Note 4)		Combined
Assets
Current Assets:
Cash and cash equivalents	$28,203	$12,473	$-		$40,676
Contracts in transit and accounts receivable, net	191,228	74,938	-		266,166
Inventories, net	981,223	285,147	23,201	(a)	1,289,571
Deferred income taxes	222	8,942	(8,739)	(h)	425
Other current assets	12,028	5,531	-		17,559
Total Current Assets	1,212,904	387,031	14,462		1,614,397

Property and equipment, net	528,254	223,616	13,840	(b)	765,710
Goodwill	65,004	111,866	38,253	(c)	215,123
Franchise value	77,728	30,660	55,343	(c)	163,731
Deferred income taxes	14,624	-	(14,624)	(h)	-
Other non-current assets	41,613	6,593	15,581	(d)	63,787
Total Assets	$1,940,127	$759,766	$122,855		$2,822,748

Liabilities and Stockholders' Equity
Current Liabilities:
Floor plan notes payable	$20,598	$37,171	$(20,656)	(e)	$37,113
Floor plan notes payable: non-trade	806,684	248,832	-		1,055,516
Current maturities of long-term debt	7,578	69,030	(5,734)	(e)	70,874
Trade payables	56,384	29,013	-		85,397
Accrued liabilities	112,742	48,233	1,705	(f),(g)	162,680
Total Current Liabilities	1,003,986	432,279	(24,685)		1,411,580

Long-term debt, less current maturities	260,835	17,715	358,313	(e)	636,863
Deferred revenue	48,918	-	-		48,918
Deferred income taxes	-	42,985	29,402	(h)	72,387
Other long-term liabilities	34,537	5,439	1,437	(f),(g)	41,413
Total Liabilities	1,348,276	498,418	364,467		2,211,161

Total stockholders' equity and equity subject to
possible redemption	591,851	261,348	(241,612)	(i)	611,587
Total Liabilities and Stockholders' Equity	$1,940,127	$759,766	$122,855		$2,822,748

See accompanying notes to the unaudited pro forma condensed statements.

LITHIA MOTORS, INC. AND SUBSIDIARIES

Pro Forma Condensed Statements of Operations

For the Six Months Ended June 30, 2014

(In thousands, except per share amounts)

(Unaudited)

		DCH Auto Group	Pro Forma
	Lithia	(USA), Inc.	Adjustments		Pro Forma
	Motors, Inc.	(Note3)	(Note 4)		Combined
Revenues:
New vehicle	$1,274,006	$703,573	$-		$1,977,579
Used vehicle retail	612,368	196,659	-		809,027
Used vehicle wholesale	86,979	51,369	-		138,348
Finance and insurance	83,469	32,929	-		116,398
Service, body and parts	218,954	97,710	-		316,664
Fleet and other	24,132	9,186	-		33,318
Total revenues	2,299,908	1,091,426	-		3,391,334
Cost of sales:
New vehicle	1,188,988	662,808	-	(j)	1,851,796
Used vehicle retail	527,505	173,491	-		700,996
Used vehicle wholesale	84,144	50,575	-		134,719
Service, body and parts	111,940	47,516	-		159,456
Fleet and other	22,970	8,889	-		31,859
Total cost of sales	1,935,547	943,279	-		2,878,826
Gross profit	364,361	148,147	-		512,508
Selling, general and administrative	247,292	125,652	(1,403)	(k),(l),(m)	371,541
Gain (loss) on sale of assets		-	-		-
Depreciation and amortization	11,332	6,114	(1,496)	(n)	15,950
Operating income	105,737	16,381	2,899		125,017
Floor plan interest expense	(6,199)	(1,934)	-		(8,133)
Other interest expense	(3,843)	(3,240)	(1,526)	(o),(p)	(8,609)
Other income, net	2,083	2	-		2,085
Income from continuing operations before income taxes	97,778	11,209	1,373		110,360
Income tax provision	(37,914)	(4,583)	(535)	(q)	(43,032)
Income from continuing operations, net of income tax	59,864	6,626	838		67,328
Income from discontinued operations, net of income tax	3,179	13,349	-		16,528
Net income	$63,043	$19,975	$838		$83,856

Basic income per share from continuing operations	$2.30				$2.56
Basic income per share from discontinued operations	0.12				0.63
Basic net income per share	$2.42				$3.19

Shares used in basic per share calculations	26,047		269	(r)	26,316

Diluted income per share from continuing operations	$2.27				$2.53
Diluted income per share from discontinued operations	0.12				0.62
Diluted net income per share	$2.39				$3.15

Shares used in diluted per share calculations	26,326		269	(r)	26,595

See accompanying notes to the unaudited pro forma condensed statements.

LITHIA MOTORS, INC. AND SUBSIDIARIES

Pro Forma Combined Condensed Statements of Operations

For the Year Ended December 31, 2013

(In thousands, except per share amounts)

		DCH Auto Group	Pro Forma
	Lithia	(USA), Inc.	Adjustments		Pro Forma
	Motors, Inc.	(Note3)	(Note 4)		Combined
Revenues:
New vehicle	$2,256,598	$1,356,733	$-		$3,613,331
Used vehicle retail	1,032,224	391,148	-		1,423,372
Used vehicle wholesale	158,235	94,296	-		252,531
Finance and insurance	139,007	58,661	-		197,668
Service, body and parts	383,483	183,529	-		567,012
Fleet and other	36,202	9,842	-		46,044
Total revenues	4,005,749	2,094,209	-		6,099,958
Cost of sales:
New vehicle	2,105,480	1,283,576	(1,649)	(j)	3,387,407
Used vehicle retail	881,366	342,474	-		1,223,840
Used vehicle wholesale	155,524	94,735	-		250,259
Service, body and parts	197,913	88,572	-		286,485
Fleet and other	34,513	9,473	-		43,986
Total cost of sales	3,374,796	1,818,830	(1,649)		5,191,977
Gross profit	630,953	275,379	1,649		907,981
Asset impairments	-	1,914	-		1,914
Selling, general and administrative	427,400	218,713	(2,508)	(k),(l),(m)	643,605
Gain (loss) on sale of assets		-	-
Depreciation and amortization	20,035	13,220	(3,985)	(n)	29,270
Operating income	183,518	41,532	8,142		233,192
Floor plan interest expense	(12,373)	(3,868)	-		(16,241)
Other interest expense	(8,350)	(9,045)	(3,026)	(o),(p)	(20,421)
Other income, net	2,993	-	-		2,993
Income from continuing operations before income taxes	165,788	28,619	5,116		199,523
Income tax provision	(60,574)	(12,043)	(1,911)	(q)	(74,528)
Income from continuing operations, net of income tax	105,214	16,576	3,205		124,995
Income (loss) from discontinued operations, net of income tax	786	(50)	-		736
Net income	$106,000	$16,526	$3,205		$125,731

Basic income per share from continuing operations	$4.08				$4.79
Basic income per share from discontinued operations	0.03				0.03
Basic net income per share	$4.11				$4.82

Shares used in basic per share calculations	25,805		269	(r)	26,074

Diluted income per share from continuing operations	$4.02				$4.72
Diluted income per share from discontinued operations	0.03				0.03
Diluted net income per share	$4.05				$4.75

Shares used in diluted per share calculations	26,191		269	(r)	26,460

See accompanying notes to the unaudited pro forma condensed statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL INFORMATION

1.	Basis of Presentation

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition by Lithia of DCH on October 1, 2014. The unaudited pro forma combined condensed financial statements were prepared using the purchase method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 805 "Business Combinations" and with the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The pro forma adjustments are based on management's preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The unaudited pro forma combined condensed balance sheet as of June 30, 2014 gives effect to the acquisition of DCH as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of DCH as of June 30, 2014 combined with Lithia’s historical unaudited consolidated balance sheet as of June 30, 2014.

The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 illustrate the effect of the acquisition of DCH as if it had occurred on January 1, 2013, and were derived from the unaudited consolidated statement of operations for the six months ended June 30, 2014 and the historical audited consolidated statement of operations for DCH for the twelve months ended December 31, 2013, combined with Lithia’s unaudited consolidated statement of operations for the six months ended June 30, 2014 and historical audited consolidated statement of operations for the year ended December 31, 2013, respectively.

The pro forma combined condensed balance sheet and statements of operations were also adjusted to reflect certain reclassifications to conform DCH’s presentation to Lithia’s presentation. Refer to Note 3 for a description of these reclassification adjustments.

2.	Description of Acquisition

On October 1, 2014, Lithia completed its previously announced acquisition of DCH, for approximately $578.6 million in cash and 268,770 shares of Lithia Class A common stock. The aggregate cash paid consist of $577.0 million plus an estimated final payment of $1.6 million based on the purchase price reflecting the final acquisition balance sheet. Lithia has agreed to make future payments based on gains recognized on the sale of certain real estate properties if they occur within 60 months after closing. Additionally, Lithia assumed $69.6 million in floor plan notes payable and long-term debt.

The total preliminary acquisition consideration is as follows (in thousands):

Cash paid for initial consideration	$577,028
Final purchase price adjustment	1,579
Fair value of contingent consideration	1,500
268,770 of Class A common stock valued at $73.43 per share	19,736
Total preliminary purchase price	$599,843

Estimated Purchase Price Allocation

Under the purchase method of accounting, the total estimated purchase price shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and Lithia may adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, assets valuations, liabilities assumed and revisions to preliminary estimates.

The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill. The preliminary allocation of the purchase price estimated at the October 1, 2014 acquisition date is as follows (in thousands):

Total preliminary purchase price		$599,843

Estimated fair value of net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$10,540
Accounts receivables, net	64,667
Inventories	273,916
Other current assets	5,414
Property and equipment, net	245,535
Other assets	9,273
Floor plan notes payable	(17,045)
Trade payables	(37,424)
Accrued liabilities	(55,753)
Long-term debt	(52,532)
Other liabilities	(7,090)
		439,501
Estimated fair value of identifiable intangible assets acquired:
Franchise value	$86,003
Trade name	12,500
		98,503
Estimated net deferred tax liability		(87,364)
Estimated goodwill		$149,203

3.	Reclassifications

Certain reclassifications have been made to conform DCH’s historical financial statements to Lithia’s presentation. These reclassifications consisted of the following:

●	Floor plan financing for vehicles with manufacturer-affiliated lenders of $37.2 million was reclassified from current maturities of long-term debt to floor plan notes payable as of June 30, 2014
●	Estimated financing for new vehicle inventory of $248.8 million was reclassified from current maturities of long-term debt to floor plan notes payable, non-trade as of June 30, 2014
●

Revenues related to the wholesaling of used vehicles for $51.4 million and $94.3 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from used vehicle retail revenues to used vehicle wholesale revenues

●

Revenues related to fleet sales for $9.2 million and $9.8 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from new vehicle revenues to fleet and other revenues

●

Costs related to the wholesaling of used vehicles for $50.6 million and $94.7 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from used vehicle retail cost of sales to used vehicle wholesale cost of sales

●

Costs related to the internal reconditioning of new vehicles for $1.8 million and $3.2 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from service, body and parts cost of sales to new vehicle cost of sales

●

Costs related to the internal reconditioning of used vehicles for $6.0 million and $10.9 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from service, body and parts cost of sales to used vehicle cost of sales

●	Cost associated with finance and insurance of $299,000 for the year ended December 31, 2013 were reclassified from finance and insurance cost of sales to finance and insurance revenues

●

Costs related to fleet sales for $8.9 million and $9.5 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from new vehicle cost of sales to fleet and other cost of sales

●

Gain (loss) on the sale of assets for $(14,000) and $4.0 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from gain (loss) on the sale of assets to selling, general and administrative

●

Real estate rental income of $396,000 and $860,000, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from other income, to selling, general and administrative

●

Estimated interest expense for new vehicle floor plan financing of $1.9 million and $3.9 million, respectively, for the six months ended June 30, 2014 and year ended December 31, 2013 were reclassified from other interest expense to floor plan interest expense.

4.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to DCH’s net tangible and intangible assets to an estimate of their fair values, to reflect the amortization expense related to the estimate amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

The following pro forma adjustments are included in the unaudited pro forma combined condensed balance sheet and statements of operations:

a.	To eliminate the last-in, first-out (LIFO) inventory reserve.
b.	To record property, plant and equipment fair-value adjustment.
c.	To record the following adjustments to goodwill and franchise value (in thousands):

	Franchise Value	Goodwill
Estimated value acquired from transaction	$86,003	$150,119
Less: DCH’s historical goodwill and intangible assets	(30,660)	(111,866)
	$55,343	$38,253

d.	To record other non-current asset fair value adjustments mainly related to the DCH trade name
e.	To record the following adjustment to long-term debt (in thousands):

Financing of cash paid for acquisition purchase price	$578,607
Financing of cash paid for loan associated with ESOP and repurchase of shares in the DCH Auto Group Senior Stock Purchase Plan	29,149
Less: DCH’s new vehicle floor plan notes payable paid off at closing	(1,227)
Less: DCH’s mortgages paid off at closing	(44,203)
Less: DCH’s line of credit paid off at closing	(230,403)
$331,923

f.	To record contingent consideration contemplated in acquisition purchase price
g.	To record accrued and other long-term liabilities fair value adjustments
h.	To record the net deferred tax liability resulting from purchase accounting
i.	To record the following adjustments to shareholders’ equity (in thousands):

Elimination of DCH’s historical stockholders’ equity	$(261,348)
Fair value of Lithia Class A common stock issued in connection with the acquisition	19,736
$(241,612)

j.	To eliminate the LIFO inventory valuation impact of $1.6 million for the year ended December 31, 2013. DCH did not record a LIFO inventory valuation impact for the six months ended June 30, 2014
k.

To eliminate non-recurring direct and incremental acquisition-related costs such as legal, accounting, valuation, and other professional services and expenses associated with the transaction, of which Lithia has incurred $163,000 through June 30, 2014 and expects to incur an additional $1.1 million. While presented in the Unaudited Pro Forma Combined Condensed Balance Sheet, the expected future costs have been excluded from the Unaudited Pro Forma Combined Condensed Statements of Operations

l.	To eliminate expenses associated with the ESOP that was terminated prior to the acquisition
m.	To record the accretion of favorable and unfavorable lease reserves
n.	To record the depreciation adjustment for the change in basis and amortization of the DCH trade name
o.	To eliminate the interest expense associated with DCH’s terminated interest rate swap
p.	To record the interest expense associated with the financing structure used to fund the acquisition
q.	To record the estimated income tax expense associated with the pro forma adjustments
r.	To reflect the share count adjustment for the Lithia common stock issued in connection with the acquisition

5.	Integration, Restructuring, and Transaction Costs

The combined company expects to incur approximately $1.3 million in transaction costs in connection with the acquisition. Of the charges, $1.1 million are expected to be incurred in the third and fourth quarters of 2014. The combined company may incur charges to operations that Lithia cannot reasonably estimate in the fourth quarter of 2014 or the following quarters to reflect costs associated with integrating the two businesses. In addition, the combined company may incur additional charges relating to the transaction in subsequent periods, which could have a material impact on the combined company's financial position or results of operations.